Exhibit 99.1

News Release

For Immediate Release	Provident Contact: Thomas Lyons
March 12, 2020	SEVP & Chief Financial Officer
(732) 590-9348

SB One Contact: Adriano Duarte
Executive VP & Chief Financial Officer
(844) 844-8958

Provident Financial Services, Inc. Announces Merger with SB One Bancorp

ISELIN, NJ, March 12, 2020 — Provident Financial Services, Inc. (“Provident”) (NYSE: PFS), the parent company of Provident Bank, and SB One Bancorp (“SB One”) (NASDAQ: SBBX), the parent company of SB One Bank, today announced that they have entered into a definitive merger agreement under which Provident will acquire SB One.

The combined organization will have approximately $12 billion in assets and will rank as the 3rd largest bank headquartered in New Jersey. The merger brings together two high-performing companies with complementary geographies and business lines.

Provident will acquire all of the outstanding shares of SB One in exchange for common shares of Provident. The exchange ratio will be fixed at 1.357 Provident shares for each share of SB One, resulting in an aggregate transaction value of approximately $208.9 million, based on Provident’s closing stock price on March 11, 2020. The transaction consideration is presently valued at $22.09 per share for SB One shareholders.

Christopher Martin, Chairman and CEO of Provident said, “We are excited about our partnership with SB One. This business combination provides attractive financial attributes to shareholders of both Provident and SB One. At $12 billion in assets, the combined company comfortably surpasses the $10 billion asset threshold and provides Provident a clear management succession plan with the addition of a very skilled leader and banker in Tony Labozzetta, who will serve as President and Chief Operating Officer of the combined company.”

Edward J. Leppert, Chairman of the Board of SB One stated, “Provident and SB One are two healthy and vibrant financial institutions who will be even stronger as one. This merger makes strategic, cultural, and fiscal sense. We could not be happier about becoming part of the Provident family and look forward to the many benefits this union will have for our customers, employees, and shareholders.”

Anthony “Tony” Labozzetta, President and CEO of SB One said, “The merger between our two companies creates the size and scale necessary to compete in the markets that we serve. I am excited to help lead the franchise into the future with talented bankers from both of our organizations.”

The merger agreement has been unanimously approved by the boards of directors of both companies. The merger is expected to close in the third quarter of 2020, subject to satisfaction of customary closing conditions, including receipt of required regulatory approvals and approval by the shareholders of SB One. In the transaction, SB One will merge into Provident, and SB One Bank will merge into Provident Bank, with Provident and Provident Bank being the surviving entities.

Key Transaction Highlights:

•	Allows Provident to cross the $10 billion asset threshold in a meaningful way
•	Establishes a clear succession plan for management to be realized with a proven leader in Tony Labozzetta, who has both community bank and large regional bank experience. Mr. Labozzetta and two additional SB One directors will join the Boards of Directors of Provident and Provident Bank
•	Provides Provident with entry into attractive new markets in Bergen County, New Jersey as well as Astoria, New York. Provident intends to optimize the branch locations as part of the business combination
•	Enhances fee-based business and fee generation provided by SB One Insurance Agency
•	Strong cultural fit that combines two organizations with like-minded commitments to customers, communities and stockholders

Key Financial Highlights:

•	Strong earnings accretion: Approximately 9% accretive to Provident’s earnings per share
•	Achievable cost savings assumption of 30.0% or approximately $13.5 million in 2021 (first full year of pro forma operations)
•	Reasonable tangible book value dilution: Approximately 2.0% dilutive to tangible book value per share at closing
•	Tangible book value earnback period projected to be approximately 2.25 years using the crossover method and 2.0 years using the simple method
•	Pro forma combined company with total assets of $11.8 billion, deposits of $8.6 billion, and net loans of $8.9 billion

Piper Sandler & Co. served as financial advisor and Luse Gorman, PC provided legal counsel to Provident.

Keefe, Bruyette & Woods, A Stifel Company, served as financial advisor and Hogan Lovells US LLP served as legal counsel to SB One.

Conference Call, Webcast and Investor Presentation

Provident will host a conference call and audio webcast at 11:00 a.m. ET on March 12, 2020 to review the proposed transaction. Chairman, President and Chief Executive Officer Christopher Martin and Chief Financial Officer Thomas Lyons will host the call. The conference call dial-in number is 1-888-336-7149. Participants should ask to be joined into the Provident Financial Services, Inc. (PFS) call. Please dial in at least five minutes before the start of the call to register. An audio webcast of the conference call will be available to the public, on a listen-only basis, via the “Investor Relations” link on Provident’s website https://www.provident.bank.

A replay of the conference call will be available beginning at approximately 1:00 p.m. ET on March 12, 2020 and ending on March 26, 2020 by dialing 1-877-344-7529, access code 10140310. An online archive of the webcast will be available following the completion of the conference call at https://www.provident.bank.

An investor presentation discussing the proposed transaction will be available for download by approximately 9:30 a.m. ET on Thursday, March 12, 2020 at the “Investor Relations” link on Provident's website https://www.provident.bank.

About Provident

Provident Financial Services, Inc. (NYSE: PFS), is the holding company for Provident Bank, a community-oriented bank offering “commitment you can count on” since 1839. Provident Bank provides a comprehensive array of financial products and services through its network of branches throughout northern and central New Jersey, as well as Bucks, Lehigh and Northampton counties in Pennsylvania. The Bank also provides fiduciary and wealth management services through its wholly owned subsidiary, Beacon Trust Company. The Provident Bank Foundation has supported all of its markets and communities with assistance with housing, education, health and home care for over 15 years. For more information about Provident, please visit www.provident.bank.

About SB One

SB One Bancorp (NASDAQ: SBBX), is the holding company for SB One Bank, a full-service, commercial bank that operates regionally with 18 branch locations in New Jersey and New York. Established in 1975, SB One Bank’s strength is in its ability to build strong personal relationships with its customers and to serve the communities in which it operates. In addition to its branches and loan production offices, SB One Bank offers a full-service insurance agency, SB One Insurance Agency, Inc. and wealth services through SB One Wealth. SB One Bank reinforces its commitment to the communities in which it lives and serves through the SB One Foundation, Inc. which supports various local charitable organizations. For more information about SB One, please visit www.sbone.bank.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about (i) the benefits of a merger between SB One and Provident (the “Merger”), including future financial and operating results, cost savings, enhancements to revenue and accretion to reported earnings that may be realized from the Merger; (ii) Provident’s and SB One’s plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts; and (iii) other statements identified by words such as “expects” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “targets,” “projects,” or words of similar meaning generally intended to identify forward-looking statements. These forward-looking statements are based upon the current beliefs and expectations of the respective managements of Provident and SB One and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the control of Provident and SB One. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements because of possible uncertainties.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the businesses of Provident and SB One may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; (2) the expected growth opportunities or cost savings from the Merger may not be fully realized or may take longer to realize than expected; (3) deposit attrition, operating costs, customer losses and business disruption following the Merger, including adverse effects on relationships with employees and customers, may be greater than expected; (4) the regulatory approvals required for the Merger may not be obtained on the proposed terms or on the anticipated schedule; (5) the shareholders of SB One may fail to approve the Merger; (6) legislative or regulatory changes, including changes in accounting standards, may adversely affect the businesses in which Provident and SB One are engaged; (7) the interest rate environment may further compress margins and adversely affect net interest income; (8) results may be adversely affected by continued diversification of assets and adverse changes to credit quality; (9) competition from other financial services companies in Provident’s and SB One’s markets could adversely affect operations; and (10) an economic slowdown could adversely affect credit quality and loan originations. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Provident’s and SB One’s reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission (the “SEC”) and available on the SEC’s Internet site (http://www.sec.gov).

Provident and SB One caution that the foregoing list of factors is not exhaustive. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to Provident or SB One or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Provident and SB One do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

Important Additional Information and Where to Find It

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval with respect to the Merger. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended, and no offer to sell or solicitation of an offer to buy shall be made in any jurisdiction in which such offer, solicitation or sale would be unlawful.

In connection with the Merger, Provident will file with the SEC a registration statement on Form S-4 (the “Registration Statement”) that will include a proxy statement of SB One and a prospectus of Provident (the “Proxy Statement/Prospectus”), and each of Provident and SB One may file with the SEC other relevant documents concerning the Merger. The definitive Proxy Statement/Prospectus will be mailed to shareholders of SB One. Shareholders and investors are urged to read the Registration Statement and the Proxy Statement/Prospectus regarding the Merger carefully and in their entirety when they become available and any other relevant documents filed with the SEC by Provident and SB One, as well as any amendments or supplements to those documents, because they will contain important information about Provident, SB One and the Merger.

Free copies of the Proxy Statement/Prospectus, as well as other filings containing information about Provident and SB One, may be obtained at the SEC’s website, www.sec.gov, when they are filed. You will also be able to obtain these documents, when they are filed, free of charge, by directing a request to Provident Financial Services, Inc., 100 Wood Avenue South, P.O. Box 1001, Iselin, New Jersey 08830, Attention: Corporate Secretary, Telephone: (732) 590-9200 or to SB One Bancorp, 95 State Route 17, Paramus, New Jersey 07652, Attention: Corporate Secretary, Telephone: (844) 256-7328, or by accessing Provident’s website at www.provident.bank under the tab “Investor Relations” and then under the heading “SEC Filings” or by accessing SB One’s website at www.sbone.bank under the tab “Investor Relations” and then under the heading “SEC Filings”. The information on Provident’s and SB One’s websites is not, and shall not be deemed to be, a part of this press release or incorporated into other filings either company makes with the SEC.

Participants in the Solicitation

Provident, SB One and their respective directors, and certain of their executive officers and employees may be deemed to be participants in the solicitation of proxies from the shareholders of SB One in connection with the Merger. Information about Provident’s directors and executive officers is available in its proxy statement for its 2019 annual meeting of stockholders, which was filed with the SEC on March 15, 2019, and information about SB One’s directors and executive officers is available in its proxy statement for its 2019 annual meeting of shareholders, which was filed with the SEC on March 25, 2019. Information regarding all of the persons who may, under the rules of the SEC, be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement/Prospectus regarding the Merger and other relevant materials to be filed with the SEC when they become available. Free copies of these documents may be obtained as described in the preceding paragraph.